Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of EPIRUS Biopharmaceuticals, Inc. (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 16, 2015	/s/ Amit Munshi
Amit Munshi
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 16, 2015	/s/ Thomas Shea
Thomas Shea
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the United States Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.